QuickLinks -- Click here to rapidly navigate through this document

CONSENT OF INDEPENDENT AUDITORS

Exhibit 23.2

Independent Auditors' Consent

Board of Directors
Investment Technology Group, Inc. and Subsidiaries:

        We consent to incorporation by reference in the Registration Statement on Form S-8 of Investment Technology Group, Inc. dated May 29, 2002 of our report dated January 17, 2002, relating to the consolidated statements of financial condition of Investment Technology Group, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of Investment Technology Group, Inc.

/s/ KPMG LLP

New York, New York
May 28, 2002

QuickLinks

CONSENT OF INDEPENDENT AUDITORS
Independent Auditors' Consent